Exhibit 99.1

Bottomline Technologies Reports First Quarter Results

Growth in Revenues and Strong Operating Income Highlight First Quarter

PORTSMOUTH, N.H. – October 27, 2011 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the first quarter ended September 30, 2011.

Revenues for the first quarter were $52.5 million, an increase of $10.4 million, or 25%, from the first quarter of last year. Subscriptions and transactions revenue increased 53% from the first quarter of last year to $17.6 million.

Gross margin for the first quarter was $29.2 million, an increase of $5.7 million from the first quarter of last year. Net income for the first quarter was $1.7 million, or net income per share of $0.05.

Core net income for the first quarter was $8.9 million. Core net income increased $0.4 million from the first quarter of last year. Core net income excludes acquisition-related expenses, including amortization of intangible assets, of $4.0 million and equity-based compensation of $3.2 million. Core earnings per share was $0.26.

“We are pleased to report another very good quarter highlighted by 25% revenue growth from the prior year,” said Rob Eberle, President and CEO of Bottomline Technologies. “The results evidence the demand for our solutions and the strength of our business model. We have begun fiscal 2012 on a positive note and are well positioned for a strong future.”

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First Quarter Customer Highlights

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Leading organizations, including Allied Irish Bank, ALLY Financial, Aviva USA, Bingham McCutchen LLP, Ceva Logistics, Cigna, Co-operative Insurance Society, Exelon Business Services, Forest City Enterprises, Franklin Templeton, Glasgow Credit Union, Man Investments Ltd, Marks & Spencer, Medavie Blue Cross, NRG Energy, Philadelphia Insurance, Prudential Plc, Raymond James, Sanctuary Housing Association, Sun Life Financial, The Royal Bank of Scotland and Wilmington Group Plc, chose Bottomline’s payment automation solutions.

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Partnered with BNP Paribas to provide corporate clients in the UK and Ireland with efficient, reliable and secure SWIFT connectivity via Bottomline’s SWIFT Access Service. Bottomline’s SWIFT Access Service connects corporations to the global banking network through a certified SWIFT service that supports all classifications of inbound and outbound SWIFT messages, standards and formats.

•	Selected by the Australia and New Zealand Banking Group to provide international, real-time reporting across currencies for corporate customers.

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Chosen by eight leading insurance companies and corporations, including Allianz, First Acceptance, Fremont Insurance, MidWest Insurance, Markel, Ohio Health and Superior Adjusting, to provide SaaS-based technology to automate, manage and control their legal spend.

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Selected by Amec Plc, AXA Assurances, Avery Dennison, BMW Belgium, Chicago Bridge & Iron Company, Federal Express Europe, Fuji Xerox, Hays Specialist Recruitment, Lloyd’s Register, McaConnect, Norbert Dentressangle Logistics, Norbert Dentressangle Transport Services, Motorola and Royal Caribbean to provide transaction document automation solutions.

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Added new healthcare customers and expanded existing relationships with organizations including Children’s Hospital - Orange County, Clark Memorial Hospital, Driscoll Children’s Hospital, El Paso County Hospital District, Exempla Healthcare, Health Management Associates, Jewish Hospital & St. Mary’s Healthcare, Johnson & Johnson, Roper St. Francis Healthcare and Sisters of Mercy Health System.

First Quarter Strategic Corporate Highlights

•	Announced that Paymode-X®, Bottomline’s settlement network, reached 150,000 vendors.

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Announced Transform® Connect as a new product within the transaction banking product suite. This powerful integration tool enables banks to reduce client implementation time and improve the client experience.

•	Announced the general availability of a secure, real-time solution for sending and receiving invoices electronically via the global SWIFT network.

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Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. Core net income and core earnings per share are non-GAAP financial measures. The non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses (including acquisition-related earn-outs) and restructuring related costs. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets, and in communications with the board of directors in respect of financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three month periods ended September 30, 2011 and 2010 is as follows:

	Three Months Ended September 30,
	(in thousands)
	2011	2010
GAAP net income	$1,741	$2,675
Amortization of intangible assets	3,884	2,882
Equity-based compensation	3,165	2,570
Acquisition-related expenses	124	441
Restructuring expenses	27	—

Core net income	$8,941	$8,568

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About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, WebSeries, Legal eXchange, Allegient Systems, Paymode-X, Transform, C-Series and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names may be trademarks of their respective owners.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, refer to the Company’s Form 10-K for the fiscal year ended June 30, 2011 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240 kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2011	2010
Revenues:
Software licenses	$4,033	$3,461
Subscriptions and transactions	17,594	11,534
Service and maintenance	28,849	25,052
Equipment and supplies	2,000	1,991

Total revenues	52,476	42,038

Cost of revenues:
Software licenses	435	215
Subscriptions and transactions	9,085	6,372
Service and maintenance	12,160	10,429
Equipment and supplies	1,571	1,520

Total cost of revenues	23,251	18,536

Gross profit	29,225	23,502

Operating expenses:
Sales and marketing	11,242	8,553
Product development and engineering	5,932	5,012
General and administrative	4,933	4,735
Amortization of intangible assets	3,884	2,882

Total operating expenses	25,991	21,182

Income from operations	3,234	2,320

Other income (expense), net	(113)	282

Income before income taxes	3,121	2,602
Provision (benefit) for income taxes (1)	1,380	(73)

Net income	$1,741	$2,675

Basic net income per share attributable to common stockholders	$0.05	$0.09

Diluted net income per share attributable to common stockholders	$0.05	$0.08

Shares used in computing basic net income per share:	33,710	30,754
Shares used in computing diluted net income per share:	34,841	31,984

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$8,941	$8,568

Diluted net income per share	$0.26	$0.27

(1)	The income tax benefit for the three months ended September 30, 2010 includes a discrete tax benefit of $937.
(2)

Core net income excludes charges for amortization of intangible assets of $3,884 and $2,882, acquisition-related expenses of $124 and $441, restructuring expenses of $27 and zero and equity-based compensation of $3,165 and $2,570, for the three months ended September 30, 2011 and 2010, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2011	June 30, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$124,867	$112,017
Accounts receivable	38,722	41,535
Other current assets	18,942	15,308

Total current assets	182,531	168,860

Property and equipment, net	17,050	16,098
Intangible assets, net	166,318	173,073
Other assets	3,407	5,303

Total assets	$369,306	$363,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,965	$8,971
Accrued expenses	15,364	18,706
Deferred revenue	38,879	40,510

Total current liabilities	62,208	68,187

Deferred revenue, non-current	4,003	5,438
Deferred income taxes	1,761	2,208
Other liabilities	1,766	1,827

Total liabilities	69,738	77,660

Stockholders’ equity
Common stock	36	35
Additional paid-in-capital	422,173	408,375
Accumulated other comprehensive loss	(6,628)	(4,524)
Treasury stock	(20,321)	(20,779)
Accumulated deficit	(95,692)	(97,433)

Total stockholders’ equity	299,568	285,674

Total liabilities and stockholders’ equity	$369,306	$363,334